EXHIBIT 26
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                             JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of this amendment to Schedule 13D. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, each of the undersigned, being duly authorized, hereby executed this Agreement.

Date:    May 18, 2004


BALLUTA LIMITED
CITITRUST (JERSEY) LIMITED
COUTTS (JERSEY) LIMITED
JAMES M. DUBIN
JJO DELAWARE, INC.
JMD DELAWARE, INC.
JMD PROTECTOR, INC.
JOHN J. O'NEIL
MA 1994 B SHARES, INC.
MA 1994 B SHARES, L.P.
MA 1997 HOLDINGS, INC.
MA 1997 HOLDINGS, L.P.
MBA I, L.P.
MICKY ARISON
MICKY ARISON 2003 GRAT
SHARI ARISON
TAMMS INVESTMENT COMPANY, LIMITED PARTNERSHIP
TAMMS MANAGEMENT CORPORATION
JAFASA CONTINUED IRREVOCABLE TRUST
TED ARISON CONTINUED IRREVOCABLE TRUST FOR MICKY ARISON
TED ARISON CONTINUED IRREVOCABLE TRUST FOR SHARI ARISON
THE 1999 JAFASA IRREVOCABLE DELAWARE TRUST
THE MARILYN B. ARISON 2003 TRUST
THE MICKY ARISON 1994 "B" TRUST
THE MICKY ARISON 1997 HOLDINGS TRUST
THE SHARI ARISON IRREVOCABLE GUERNSEY TRUST
THE TED ARISON 1992 IRREVOCABLE TRUST FOR LIN NO. 2
THE TED ARISON 1994 IRREVOCABLE TRUST FOR SHARI NO. 1
THE TED ARISON FAMILY FOUNDATION USA, INC.
TAMMS INVESTMENT COMPANY, LIMITED PARTNERSHIP


By:  John J. O'Neil, Attorney-in-Fact


    /s/ John J. O'Neil
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